CREDIT SUPPORT AGREEMENT

This CREDIT SUPPORT AGREEMENT, dated as of January 27, 2010 (the “Effective Date”) (as amended, amended and restated, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), is entered into by and among Sector Performance Fund, LP, a Delaware limited partnership (“Sector Fund”), SPF SBS LP, a Delaware limited partnership (“Sector SBS”; and together with Sector Fund, the “Credit Support Parties”), Unitek Holdings, Inc., a Delaware corporation (“Unitek”), and Berliner Communications, Inc., a Delaware corporation (“Berliner”; together with Unitek, the “Obligors”).

RECITALS

WHEREAS, Unitek and BMO Capital Markets Financing, Inc. (the “Lender”) have entered into that certain Loan Authorization Agreement dated as of September 25, 2007 (as amended, amended and restated, or otherwise modified from time to time, including pursuant to that certain First Amendment to Loan Authorization Agreement and that certain Second Amendment to Loan Authorization Agreement, the “BMO Loan Agreement”), pursuant to which the Lender agreed to extend loans and other financial accommodations to Unitek in a principal amount of up to $35,000,000; and

WHEREAS, Unitek has executed and delivered to the Lender that certain Replacement Demand Note dated September 15, 2009 (the “BMO Note”) in a principal amount of up to $35,000,000, and loans equal to $35,000,000 have been advanced by the Lender to Unitek (the “BMO Loan”); and

WHEREAS, in connection with the BMO Loan Agreement and the BMO Note, Sector Fund and Sector SBS executed and delivered that certain Guaranty dated September 25, 2007 (as amended, amended and restated, or otherwise modified from time to time, the “Guaranty”), pursuant to which each of Sector Fund and Sector SBS guaranteed the performance of Unitek’s obligations under the BMO Loan Agreement and the BMO Note (such guarantee being referred to as the “Credit Support”); and

WHEREAS, Berliner, BCI East, Inc., a Delaware corporation and wholly-owned subsidiary of Berliner (“Merger Sub”), and Unitek have entered into that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which, among other things, Merger Sub has merged with and into Unitek (the “Merger”) with Unitek continuing as the surviving corporation and as a wholly-owned subsidiary of Berliner; and

WHEREAS, in connection with the consummation of the transactions contemplated by the Merger Agreement, including the Merger, and as additional consideration for the Credit Support Parties agreeing to continue to provide the Credit Support for the BMO Loan following the Merger, the Obligors have agreed, jointly and severally, to pay the Credit Support Parties a Credit Support Fee (as defined below), as more particularly set out in Section 2.01 (Credit Support Fee) below; and

WHEREAS, in the event the Credit Support Parties are required to fund their obligations under the Guaranty, Unitek and Berliner have agreed that they will enter into a loan facility with the Credit Support Parties with substantially the same terms and conditions as set forth in the BMO Loan and with a principal amount equal to the amount so funded by the Credit Support Parties, as more particularly set forth in Section 2.02 (Replacement Loan Facility) below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

INTERPRETATION.

Section 1.01.  Definitions.  In this Agreement, the following terms have the meanings given to them in this Section 1.01.

“Agreement” shall have the meaning set forth in the introductory paragraph.

“Berliner” shall have the meaning set forth in the introductory paragraph.

“Berliner Series B Preferred Stock” means the Series B Preferred Stock, par value $0.00002 per share, of Berliner.

“BMO Loan” shall have the meaning set forth in the second recital.

“BMO Loan Agreement” shall have the meaning set forth in the first recital.

“BMO Note” shall have the meaning set forth in the second recital.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks in the City of New York are permitted or required to close.

“Charter Amendment” shall have the meaning set forth in the Merger Agreement.

“Closing” means the closing of the transactions contemplated by the Merger Agreement.

“Constitutional Documents” means, in the case of any Person, its certificate of incorporation, bylaws, or analogous documents.

“Credit Support” shall have the meaning set forth in the third recital.

“Credit Support Fee” shall have the meaning set forth in Section 2.01(a) (Credit Support Fee) below.

“Credit Support Parties” shall have the meaning set forth in the introductory paragraph.

“Credit Support Rate” means the lesser of (x) six percent (6.0%) per annum or (y) the Maximum Lawful Rate.

“Effective Date” shall have the meaning set forth in the introductory paragraph.

“Governmental Body” means any foreign, federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof or any court or arbitrator.

“Guaranty” shall have the meaning set forth in the third recital.

“Lender” shall have the meaning set forth in the first recital.

“Merger Agreement” shall have the meaning set forth in the fourth recital.

“Merger Sub” shall have the meaning set forth in the introductory paragraph.

“Maximum Lawful Rate” means the maximum nonusurious rate of interest permitted by the laws of the United States or the laws of any Relevant Jurisdiction, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future, as more particularly described in Section 2.01(c) (Maximum Interest) below.

“Obligors” shall have the meaning set forth in the introductory paragraph.

“Original Purchase Price” means $50.00 per share (as adjusted for any stock splits, stock dividends, combinations and the like).

“Person” means any individual, firm, corporation, limited liability company, business enterprise, trust, association, joint venture, partnership, Governmental Body or other entity, whether acting in an individual, fiduciary or other capacity.

“Relevant Jurisdiction” means, in relation to any Person, its jurisdiction of incorporation or organization or any jurisdiction where it conducts its business.

“Sector Additional Rate” means the lesser of (x) eight percent (8.0%) per annum or (y) the Maximum Lawful Rate.

“Sector Fund” shall have the meaning set forth in the introductory paragraph.

“Sector Loan” shall have the meaning set forth in Section 2.02(a) (Replacement Loan Facility) below.

“Sector Loan Facility” shall have the meaning set forth in Section 2.02(a) (Replacement Loan Facility) below.

“Sector Loan Permitted Repayment Period” shall have the meaning set forth in Section 2.02(b) (Repayment) below.

“Sector SBS” shall have the meaning set forth in the introductory paragraph.

“Special Committee” shall have the meaning set forth in the Merger Agreement.

“Unitek Credit Agreements” shall have the meaning set forth in the Merger Agreement.

Section 1.02.  Interpretation.

(a)           a Section, Clause, or Subclause is a reference to a section, clause or subclause of this Agreement;

(b)           a time of day is a reference to New York time;

(c)           the headings in this Agreement do not affect its interpretation;

(d)           the definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall”;

(e)           any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, modified, renewed or extended;

(f)           any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns; and

(g)           the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof.

ARTICLE II

THE CREDIT SUPPORT.

Section 2.01.  Credit Support Fee.

(a)           Calculation of Credit Support Fee.  As consideration for continuing to provide the Credit Support for the BMO Loan following the Merger and solely to the extent that the Guaranty remains in effect, Unitek and Berliner agree, jointly and severally, to pay or cause to be paid to the Credit Support Parties (or their designees) a credit support fee (the “Credit Support Fee”) equal to the Credit Support Rate on the aggregate of:

(i)           the outstanding principal amount from time to time of the BMO Loan; plus

(ii)           the amount of interest payable from time to time on the BMO Loan.

(b)           Payment of Credit Support Fee.   The Credit Support Fee shall be payable in cash or, at the option of the Obligors (and until such time as the Special Committee ceases to exist in accordance with the terms of the Charter Amendment, with the prior approval of the Special Committee), in shares of Berliner Series B Preferred Stock calculated on the basis of the Original Purchase Price; provided, that if any of the Unitek Credit Agreements do not permit the borrowers thereunder to make dividends to the Obligors to pay such Credit Support Fee in cash, then the Credit Support Fee shall be paid in shares of Berliner Series B Preferred Stock.  The Credit Support Fee shall be payable quarterly in arrears; provided that to the extent the Credit Support Fee is paid by the issuance of shares of Berliner Series B Preferred Stock, such shares shall be issued quarterly; provided, further, that if the prior approval of the Special Committee is required to determine whether the Credit Support Fee is to be paid in cash or in shares of Berliner Series B Preferred Stock and the Special Committee has not made a determination as to such payment before it is due, the Credit Support Fee shall be paid in shares of Berliner Series B Preferred Stock.

(c)           Maximum Interest.   Notwithstanding any provision to the contrary herein contained, the Credit Support Parties shall not collect a rate of interest (including the Credit Support Fee) on any obligation or liability due and owing by any Obligor to the Credit Support Parties in excess of the maximum contract rate of interest permitted by applicable law (the “Maximum Lawful Rate”).  The Credit Support Parties and the Obligors have agreed that the interest laws of the State of New York shall govern the relationship among them, but in the event of a final adjudication to the contrary, nunc pro tunc, the Obligors shall be obligated to pay to the Credit Support Parties only such interest as then shall be permitted by the laws of the state found to govern the contract relationship among the Credit Support Parties and the Obligors.  It is the intent of the Credit Support Parties and the Obligors in the execution of this Agreement to contract in strict compliance with applicable usury laws.  In furtherance thereof, the Obligors and the Credit Support Parties stipulate and agree that none of the terms and provisions contained in or pertaining to this Agreement shall ever constitute or be construed to create (a) a contract to pay, for the use, forbearance or detention of money, interest at a rate or in an amount in excess of the maximum rate of interest permitted by applicable law or (b) a charging of interest at a rate or in an amount in excess of the maximum rate of interest permitted by applicable law.  Neither the Obligors nor the Credit Support Parties, nor any other obligor under this Agreement or any other agreements among the parties hereto or any of them shall ever be required to pay interest with respect to this Agreement at a rate in excess of the Maximum Lawful Rate, and the provisions of this paragraph shall control over all other provisions of this Agreement or any other agreements among the parties hereto or any of them which may be in apparent conflict herewith.  The Credit Support Parties expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this Agreement or any of the other obligations are accelerated.  If the maturity of this Agreement or any of the other obligations shall be accelerated for any reason or if the principal amount owing hereunder or any of the other obligations is paid prior to the end of the term of such obligations and as a result thereof the interest received for the actual period of existence of such obligations exceeds the applicable Maximum Lawful Rate, the Credit Support Parties shall, at their option, either refund the amount of such excess or credit the amount of such excess against the principal balance of the obligations outstanding and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest.  If due to any circumstance whatsoever, fulfillment of any of the provisions of this Agreement at the time performance of such provision shall be due shall exceed the Maximum Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified, reduced or eliminated to the extent necessary to limit such interest to the Maximum Lawful Rate, and if from any such circumstance the Credit Support Parties should ever receive anything of value deemed interest by applicable law which would exceed the Maximum Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding of the obligations and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance then outstanding hereunder, such excess shall be refunded to the Obligors or the agreement creating such excess interest shall be cancelled, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable.  By execution of this Agreement, the Obligors and the Credit Support Parties each acknowledge that they believe this Agreement to be non-usurious and agree that if, at any time, the Obligors should have reason to believe that this Agreement is in fact usurious, the Obligors shall give the Credit Support Parties notice of such condition and the Obligors agree that the Credit Support Parties shall have ninety (90) days after such notice in which to make appropriate refund or other adjustment in order to correct such condition if in fact such exists.  All amounts paid or agreed to be paid in connection with the obligations which would under any law in effect and applicable to the Obligors be deemed “interest” shall, to the extent permitted by such applicable law, be amortized, prorated, allocated and spread throughout the full term of the obligations and this Agreement.  Any and all notices, pleadings or other communications (whether oral or written) from the Credit Support Parties and/or any agent, attorney or affiliate of the Credit Support Parties to the Obligors or any agent, attorney or affiliate of the Obligors shall be conclusively deemed, without the necessity of referencing this Agreement and/or this section, to incorporate, for all purposes, the terms and provisions of this Section .  The term “applicable law” as used in this Section shall mean the laws of the United States or any Relevant Jurisdiction, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

Section 2.02.  Replacement Loan Facility.

(a)           Sector Loan Facility.  If the Credit Support Parties (or either of them) are required to perform their obligations under the Guaranty for the BMO Loan, the Obligors agree that they will enter into a loan facility with the Credit Support Parties on substantially the same terms and subject to substantially the same conditions as set forth in the BMO Loan, except that, subject to Section 2.01(c) above, the interest rate shall be the sum of (x) the interest rate provided for under the BMO Loan plus (y) the Sector Additional Rate, and in a principal amount equal to the amount of the Guaranty so funded by such Credit Support Parties (the “Sector Loan Facility”; any loans made thereunder being referred to as the “Sector Loans”) and use the proceeds of such loans to fully repay the BMO Loan; provided that the portion of the accrued interest constituting the Sector Additional Rate may, at the option of Berliner (and until such time as the Special Committee ceases to exist in accordance with the terms of the Charter Amendment, with the prior approval of the Special Committee), be paid in shares of Berliner Series B Preferred Stock, calculated on the basis of the Original Purchase Price; provided, further, that if any of the Unitek Credit Agreements do not permit the borrowers thereunder to make dividends to the Obligors to pay the portion of the accrued interest constituting the Sector Additional Rate in cash, then the portion of the accrued interest constituting the Sector Additional Rate shall be paid in shares of Berliner Series B Preferred Stock.  Accrued interest shall be payable quarterly in arrears; provided that to the extent the portion of the accrued interest constituting the Sector Additional Rate is paid by the issuance of shares of Berliner Series B Preferred Stock, such shares shall be issued quarterly; provided, further, that if the prior approval of the Special Committee is required to determine whether the portion of the accrued interest constituting the Sector Additional Rate is to be paid in cash or in shares of Berliner Series B Preferred Stock and the Special Committee has not made a determination as to such payment before it is due, then the portion of the accrued interest constituting the Sector Additional Rate shall be paid in shares of Berliner Series B Preferred Stock.

(b)           Repayment.  At the time the Sector Loan Facility is established and during the nine-month period thereafter (the “Sector Loan Permitted Repayment Period”), Berliner shall use its commercially reasonable efforts to repay the principal amount of, and all accrued but unpaid interest on, such Sector Loan.  Any principal amount of, and all accrued but unpaid interest on, such Sector Loan Facility not repaid on or before the end of the Sector Loan Permitted Repayment Period pursuant to the preceding sentence shall automatically convert into shares of Berliner Series B Preferred Stock, with such conversion based on the Original Purchase Price, on the last day of the Sector Loan Permitted Repayment Period.

(c)           Reserved Shares.  Following the date that the Charter Amendment has been filed with the Secretary of State of Delaware and becomes effective, Berliner shall at all times hold in reserve an adequate number of shares of Berliner Series B Preferred Stock (and common stock issuable upon conversion thereof) necessary for Berliner or Unitek to comply with is obligations under this Article II.

ARTICLE III

OBLIGOR REPRESENTATIONS AND WARRANTIES.

In order to induce the parties hereto to enter into this Agreement, and for the Credit Support Parties to continue to provide the Credit Support, each of the Obligors makes the following representations, warranties and agreements to the Credit Support Parties, all of which shall survive the execution and delivery of this Agreement.

Section 3.01.  Corporate Existence and Power.  It is a corporation, duly incorporated or established and validly existing and in good standing under the laws of its jurisdiction of incorporation and has the power to own its assets and carry on its business as it is being and will be conducted.

Section 3.02.  Powers and Authority.  It has the power to enter into and perform, and has taken all necessary action to authorize the entry into and performance of, this Agreement and each of the transactions contemplated by this Agreement.

Section 3.03.  Legal Validity.  This Agreement constitutes its valid and legally binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles (whether or not any action to enforce such document is brought at law or in equity).

Section 3.04.  Non-Conflict.  The entry into and performance by it of, and the transactions contemplated by, this Agreement do not and will not conflict with any law or regulation applicable to it in any material respect, conflict with its Constitutional Documents or conflict with any document which is binding upon it or any of its assets or constitute a default or termination event (however described) under any such document.

Section 3.05.  Authorizations.  All authorizations required by it:

(a)           in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Agreement have been (or will at Closing be) obtained or effected (as appropriate) and are (or will at Closing be) in full force and effect; and

(b)           to carry on its business in the ordinary course and in all material respects as it is proposed to be conducted following the Closing have been obtained or effected (as appropriate) and are in full force and effect.

ARTICLE IV

CREDIT PARTIES REPRESENTATIONS AND WARRANTIES.

In order to induce the parties hereto to enter into this Agreement, each of the Credit Support Parties makes the following representations, warranties and agreements as of the date hereof (except for the representations and warranties set forth in Section 4.04, which shall be as of the date hereof and as of the date of any issuance of Berliner Series B Preferred Stock to the Credit Support Parties) to the Obligors, all of which shall survive the execution and delivery of this Agreement.

Section 4.01.  Existence and Power.  It is a limited partnership, duly established and validly existing under the laws of its jurisdiction of formation and has the power to own its assets and carry on its business as it is being and will be conducted.

Section 4.02.  Powers and Authority.  It has the power to enter into and perform, and has taken all necessary action to authorize the entry into and performance of, this Agreement and each of the transactions contemplated by this Agreement.

Section 4.03.  Legal Validity.  This Agreement constitutes its valid and legally binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles (whether or not any action to enforce such document is brought at law or in equity).

Section 4.04.  Accredited Investor.

(a)           It is an “accredited investor” within the meaning of Rule 501(a) under Regulation D of the Securities Act of 1933, as amended, and has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of any investments in capital stock or other securities of Berliner, and is capable of bearing the economic risks of such investments and is able to bear the complete loss of any such investment;

(b)           It is acquiring capital stock or other securities of Berliner for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws;

(c)           It has had an opportunity to consult with independent legal counsel regarding its rights and obligations under this Agreement, and it fully understands the terms and conditions contained herein;

(d)           It is not relying on Berliner or any of its employees or agents with respect to the legal, tax, economic and related considerations of an investment in the shares of capital stock or other securities of Berliner, and it has relied on the advice of, or has consulted with, only its own advisers with respect to such matters;

(e)           It understands that in the future the capital stock or other securities of Berliner may significantly increase or decrease in value, and Berliner has not made any representation to the undersigned about the potential future value of the shares of its stock; and

(f)           It is able to bear the economic risks of an investment in the shares of capital stock or other securities of Berliner and could afford a complete loss of such investment.

ARTICLE V

GENERAL PROVISIONS.

Section 5.01.  Covenant of the Credit Support Parties.

(a)           From and after the Closing and for so long as the BMO Loan is outstanding, neither Credit Support Party will cause or permit its Guaranty of the BMO Loan to be withdrawn, cancelled, terminated or modified in any manner that would have the effect of reducing the amount of the obligations guaranteed by the Guaranty (other than as a result of any repayment of the BMO Loan in accordance with its terms).

(b)           The Credit Support Parties shall promptly notify the Obligors of any notice received by the Credit Support Parties of Lender’s intention to modify or terminate the BMO Loan, and Berliner shall reasonably promptly notify the Special Committee following receipt of such notification.

Section 5.02.  Indemnification; Subrogation. If either Credit Support Party is made a party to any litigation concerning this Agreement or any interest herein, then the Obligors shall, jointly and severally, indemnify, defend and hold the Credit Support Parties harmless from all liability by reason of said litigation including reasonable attorneys’ fees and expenses incurred by the Credit Support Parties as a result of any such litigation, whether or not any such litigation is prosecuted to judgment.  The Credit Support Parties may employ an attorney or attorneys to protect their rights hereunder, and in the event of such employment following any breach by either Obligor, the Obligors shall pay the reasonable attorneys’ fees and expenses incurred by the Credit Support Parties, whether or not an action is actually commenced against the Obligors by reason of a breach.

Section 5.03.  Attorney’s Fees and Other Expenses.  The Obligors agree, jointly and severally, to pay to the Credit Support Parties on demand all attorneys’ fees and expenses or other cost or expenses incurred by the Credit Support Parties in connection with the enforcement or collection against the Obligors of any provision of this Agreement, whether or not suit is instituted, including, but not limited to, such costs or expenses arising from the enforcement or collection against the Obligors of any provision of this Agreement in any bankruptcy or reorganization proceeding.

Section 5.04.  Waiver of Offset; Bankruptcy Proceedings.  All sums payable pursuant to this Agreement shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities under this Agreement shall in no way be released, discharged or otherwise affected (except as expressly provided therein) by reason of any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Credit Support Parties, or any action taken with respect to the obligations hereunder by any trustee or receiver of the Credit Support Parties, or by any court, in any such proceeding, any claim which the Obligors have or might have against the Credit Support Parties or any default or failure on the part of the Credit Support Parties to perform or comply with any of the terms hereof or of any other agreement with the Obligors.

Section 5.05.  Conflicts and Construction.  The parties acknowledge and agree that (a) each party and its counsel have reviewed and revised this Agreement and negotiated the terms and provisions thereof, and this Agreement shall be construed without the aid of any canon or rule of law requiring interpretation against the party drafting or causing the drafting of an agreement or portions of an agreement in question, (b) neither Obligor has received from the Credit Support Parties, and the Credit Support Parties have not received from the Obligors, any accounting, tax, legal, financial or other advice, and (c) each party has relied solely upon the advice of its own accounting, tax, legal, financial and other advisors.   The benefits, rights and remedies of the Credit Support Parties are cumulative.

ARTICLE VI

MISCELLANEOUS.

Section 6.01.  Notices.  All notices and communications under this Agreement shall be in writing and shall be (i) delivered in person, (ii) sent by telecopy or telegraph, or (iii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or (iv) delivered by nationally recognized overnight express carrier, addressed in each case as follows:

To Berliner:	Berliner Communications, Inc.
18-01 Pollitt Drive
Fair Lawn, New Jersey 07410
Attention: General Counsel
Telecopy Number: (201) 794-8974

To Unitek:	Unitek Holdings, Inc.
c/o Unitek USA, LLC
1777 Sentry Parkway West
Gwynedd Hall, Suite 302
Blue Bell, Pennsylvania 19422
Attention: Peter Giacalone
Telecopy Number: (267) 464-1733

To the Credit Support Parties:	Sector Performance Fund, LP
c/o HM Capital Partners LLC
200 Crescent Court, Suite 1600
Dallas, Texas 75201
Attention: Peter S. Brodsky
Telecopy Number: (214) 720-7888

or to such other address or telecopy number, as to any of the parties hereto, as such party shall designate in a written notice to the other parties hereto.  All notices sent pursuant to the terms of this Section 6.01 shall be deemed received (i) if sent by telecopy or telegraph, on the day sent if a Business Day, or if such day is not a Business Day, then on the next Business Day, (ii) if sent by overnight, express carrier, on the next Business Day immediately following the day sent, or (iii) if sent by registered or certified mail, on the third Business Day following the day sent.

Section 6.02.  Survival of Indemnity.  The obligations of the Obligors to indemnify the Credit Support Parties with respect to the expenses, damages, losses, costs and liabilities described in Section 5.02 (Indemnification; Subrogation) and Section 5.03 (Attorney’s Fees and Other Expenses) shall survive the repayment of all amounts due under this Agreement and the release and/or cancellation of this Agreement.

Section 6.03. Further Assurances.  From time to time, the Obligors shall execute and deliver to the Credit Support Parties such additional documents as the Credit Support Parties may require to carry out the purposes of this Agreement and to protect the Credit Support Parties’ rights hereunder.

Section 6.04.  Severability.  In the event that any provision of this Agreement is deemed to be invalid by reason of the operation of any law, this Agreement shall be construed as not containing such provision and the invalidity of such provision shall not affect the validity of any other provisions hereof, and any and all other provisions hereof which otherwise are lawful and valid shall remain in full force and effect.

Section 6.05.  Waiver.  No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege hereunder shall preclude other or further exercise thereof, or be deemed to establish a custom or course of dealing or performance among the parties hereto, or preclude the exercise of any other right, power or privilege.  Any failure by any party hereto to insist upon strict compliance with any of the terms or conditions of this Agreement shall not be deemed a waiver of the same or any other term or condition of this Agreement, and any party hereto may at any time thereafter insist upon compliance with any and all such terms and conditions.  No delay or omission in the exercise of any right or remedy of any party hereto as a result of a default by any other party hereto under this Agreement shall be deemed a waiver of any such right or remedy as a result of the same default or subsequent defaults, nor shall any single or partial exercise thereof preclude any other further exercise thereof or the exercise of any other right or be deemed to establish a custom or course of dealing or performance among the parties hereto, or preclude the exercise of any other right, power or privilege.  Any waiver of rights and remedies of any party hereto or duties and obligations of any other party hereto under this Agreement shall be effective only if made in writing and duly executed and delivered by the party waiving such right or remedy (and until such time as the Special Committee ceases to exist in accordance with the terms of the Charter Amendment, with the prior approval of the Special Committee), if the waiving party is either Obligor shall only be effective if the Special Committee has provided its prior approval).  No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

Section 6.06.  Entire Agreement; Modification.  This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements with respect to such subject matter, written or oral.  No modification, amendment or waiver of any provision of this Agreement, or consent to any departure by any party hereto therefrom, shall be effective unless the same shall be in writing (and until such time as the Special Committee ceases to exist in accordance with the terms of the Charter Amendment, if the waiving party is either Obligor shall only be effective if the Special Committee has provided its prior approval), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on the Obligors in any case shall entitle the Obligors to any other or further notice or demand in the same, similar or other circumstances.

Section 6.07.  Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by facsimile transmission or electronic transmission (in pdf format) shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

Section 6.08.  Assignments.  No Obligor may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Credit Support Parties.  No Credit Support Party may assign or transfer any of its obligations under this Agreement without the prior written consent of the Obligors.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

Section 6.09.  Remedies Cumulative.  All rights and remedies of the Credit Support Parties pursuant to this Agreement or otherwise shall be cumulative and non-exclusive, and may be exercised singularly or concurrently.  The Credit Support Parties shall not be required to prosecute collection, enforcement or other remedies against any Obligor before proceeding against the other Obligor.  One or more successive actions may be brought against any or all of the Obligors, either in the same action or in separate actions, as often as the Credit Support Parties deem advisable, until all of the obligations are performed in full.

Section 6.10.  Survival of Representations and Warranties.  The representations and warranties contained in this Agreement shall survive termination, cancellation, expiration and completion of this Agreement and shall survive any transfer or assignment hereof.

Section 6.11.  SUBMISSION TO JURISDICTION; WAIVERS.

(a)           ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:

(i)           ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(ii)           WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(iii)           AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 6.01;

(iv)           AGREES THAT SERVICE AS PROVIDED IN CLAUSE (iii) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND

(v)           AGREES THAT EACH PARTY HERETO RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

(b)           EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR THE INTENTS AND PURPOSES HEREOF.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH PARTY HERETO HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH PARTY HERETO WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE; MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 6.11(B) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 6.12.  APPLICABLE LAW.  THIS AGREEMENT, AND ANY CLAIM OR CONTROVERSY RELATING TO THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW OR TORT LAW, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 6.13.  Third Party Beneficiaries.  The Special Committee is hereby expressly made a third party beneficiary of Section 2.01(b), Section 2.02(a), Section 6.05 and Section 6.06 above and shall be entitled to enforce the right to approve the actions requiring the consent of the Special Committee as set forth therein.  In addition, the Special Committee is hereby expressly made a third party beneficiary of Section 5.01 above and shall be entitled to enforce the rights of the Obligors with respect to the covenants of the Credit Support Parties set forth therein.

[The Remainder of this Page is Intentionally Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

SIGNATORIES

THE CREDIT SUPPORT PARTIES

Signed by	)
for and on behalf of	)
SECTOR PERFORMANCE FUND, LP	)

By: Sector Performance GP, LP, its general partner

By: Sector Performance LLC, its general partner

By: /s/ David W. Knickel
Name: David W. Knickel
Title: Vice President and Chief Financial Officer

Signed by	)
for and on behalf of	)
SPF SBS LP	)

By: Sector Performance LLC, its general partner

By: /s/ David W. Knickel
Name: David W. Knickel
Title: Vice President and Chief Financial Officer

[Signature Page to Credit Support Agreement]

THE OBLIGORS

Signed by	)
for and on behalf of	)
UNITEK HOLDINGS, INC.	)

By: /s/ David W. Knickel
Name: David W. Knickel
Title: Vice President and Secretary

Signed by	)
for and on behalf of	)
BERLINER COMMUNICATIONS, INC.	)

By: /s/ David W. Knickel
Name: Rich Berliner
Title: President

[Signature Page to Credit Support Agreement]